Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Penn-America Group, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-82728 and Form S-3 No. 333-33474) of our report dated January 17, 2003, with respect to the consolidated financial statements and schedules of Penn-America Group, Inc., included in this Annual Report (Form 10-K) of the Company for the year ended December 31, 2003.

/s/ Ernst and Young LLP

Philadelphia, Pennsylvania

March 9, 2004